UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  ___________________________________
FORM 8-K
 ___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 1, 2017
  ___________________________________
VAREX IMAGING CORPORATION
(Exact name of registrant as specified in its charter)
 ___________________________________
Delaware
(State or Other Jurisdiction of Incorporation)

001-37860	81-3434516
(Commission File Number)	(IRS Employer Identification No.)

1678 S. Pioneer Road, Salt Lake City, Utah	84104
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (801) 972-5000
Not Applicable
(Former name or former address, if changed since last report)
 ___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b - 2 of the Securities Exchange Act of 1934. Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement

The disclosure under Item 2.03 is incorporated by reference in this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

On May 1, 2017 (the “Closing Date”), Varex Imaging Corporation (“Varex”) completed its previously-announced acquisition of the PerkinElmer Inc. (“PKI”) Medical Imaging business, which consists of PerkinElmer Medical Holdings, Inc. and Dexela Limited, together with certain assets of PKI and its direct and indirect subsidiaries relating to digital flat panel X-ray detectors that serve as components for industrial, medical, dental and veterinary X-ray imaging systems (the “Business”). The acquisition of the Business is pursuant to the terms of that certain Master Purchase and Sale Agreement, dated December 21, 2016 (the “Purchase Agreement”), by and between PKI and Varian Medical Systems, Inc. (“Varian”) and the subsequent Assignment and Assumption Agreement, dated January 27, 2017, by and between Varian and Varex, pursuant to which Varian assigned and conveyed all of its rights, obligations, title and interest in the Purchase Agreement to Varex.

On the Closing Date and pursuant to the Purchase Agreement, Varex paid PKI and its subsidiaries approximately $276 million in cash to acquire the Business, which has about 280 employees, is headquartered in Santa Clara, California and has additional operations in Germany, the Netherlands and the United Kingdom.

Varex funded the acquisition and certain costs associated with the financing through loan borrowings under a new credit facility, as further described in Item 2.03.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On the Closing Date, in connection with the acquisition of PKI, Varex entered into a secured revolving credit facility in an aggregate principal amount of up to $200 million (the “Revolving Credit Facility”) with a five-year term and a secured term loan credit facility in an aggregate principal amount of $400 million (the “Term Facility,” and together with the Revolving Credit Facility, the “Credit Facilities”), which will be repaid over five years, with 5% payable in quarterly installments during each of the first two years of the term thereof, 7.5% payable in quarterly installments during the third and fourth years of the term thereof, and 10% payable in quarterly installments in the fifth year of the term thereof, with the remaining amount due at maturity.  Varex used the net proceeds from the Term Facility, and the net proceeds from approximately $97 million drawn on the Revolving Credit Facility, to pay the approximately $276 million purchase price for the acquisition of PKI, plus related credit facility fees, and to repay all of Varex’s obligations under its credit agreement dated as of January 25, 2017 (the “Previous Credit Agreement”).

The credit agreement relating to the Credit Facilities (the “Credit Agreement”) contains various customary restrictive covenants that limit, among other things, the incurrence of indebtedness by Varex and its subsidiaries, the grant or incurrence of liens by Varex and its subsidiaries, the entry into sale and leaseback transactions by Varex and its subsidiaries, and the entry into certain fundamental change transactions by Varex and its subsidiaries. It also contains customary events of default and certain financial covenants, including the requirement to maintain certain financial ratios. The Credit Agreement is secured by the stock and assets of Varex’s material subsidiaries. The Credit Agreement has several borrowing and interest rate options including the following indices: (a) LIBOR rate; or, (b) the base rate (equal to the greater of the prime rate, the federal funds rate plus 0.50%, or the LIBOR rate for a one-month period plus 1.00%). Loans under the Credit Agreement bear interest at a rate per annum using the applicable indices plus a varying interest rate margin of between 1.75% - 2.75% (for LIBOR rate loans) and 0.75% - 1.75% (for base rate loans). The Credit Agreement also provides for fees applicable to amounts available to be drawn under outstanding letters of credit of 0.125% and a fee on unused commitments that ranges from 0.25% to 0.40%.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the acquisition of the Business, effective May 2, 2017: (a) Richard E. Colbeth, Varex’s former Senior Vice President and General Manager, X-ray Detectors, assumed the role of Varex’s Senior Vice President of Engineering, X-ray Detectors; and (b)  Dr. Brian Giambattista, the former President of PKI’s Medical Imaging business, was appointed as Varex’s Senior Vice President and General Manager, X-ray Detectors.

Item 8.01	Other Events.

On May 1, 2017, Varex issued a press release entitled “Varex Imaging Completes Acquisition of PerkinElmer's Medical Imaging Business.” A copy of the press release is attached as Exhibit 99.1 and incorporated by reference into this item.

Item 9.01	Financial Statements and Exhibits

(a)     Financial statements of business acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b)    Pro Forma Financial Information
The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(d)     Exhibits
99.1 Press Release dated May 1, 2017, entitled “Varex Imaging Completes Acquisition of PerkinElmer's Medical Imaging Business.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAREX IMAGING CORPORATION

Dated: May 1, 2017	By:	/s/ Kimberley E. Honeysett
Kimberley E. Honeysett
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Exhibit
99.1	Press Release dated May 1, 2017, entitled “Varex Imaging Completes Acquisition of PerkinElmer's Medical Imaging Business.”